PLEDGE AGREEMENT
     THIS AGREEMENT is made and entered into as of this 16th day of March, 2004, by EMERITUS CORPORATION, a Washington corporation ("Borrower") for the benefit of U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank").
                                    RECITALS:
     A. Concurrently with the execution hereof, Borrower and U.S. Bank have entered into that certain credit agreement (collectively referred to, together with all renewals, amendments, modifications and restatements thereto, as the "Credit Agreement") whereby U.S. Bank has agreed to extend certain credit facilities to Borrower.
B. To induce U.S. Bank to enter into the Credit Agreement, Borrower desires to assign and pledge to U.S. Bank and to grant to U.S. Bank a security interest in and to the Pledged Assets (hereafter defined) to secure the Secured Obligations (hereafter defined).
NOW, THEREFORE, in consideration of the premises and to induce U.S. Bank to enter into the Credit Agreement and to extend credit to Borrower pursuant to the Credit Agreement, Borrower agrees as follows:
1.     DEFINITIONS,  ETC.
1.1     Terms  Defined
     Unless otherwise defined herein, terms defined in the Credit Agreement shall have such meanings when used herein. For the purposes of this Agreement, the following terms shall have the following meanings:
"Company" means Senior Healthcare Partners, LLC, a Colorado limited liability company.
"Event of Default" means the occurrence of any default or event of default under the Credit Agreement or any other Loan Document.
"Operating Agreement" means that certain the Amended and Restated Operating Agreement of Senior Healthcare Partners, LLC dated as of January 1, 2000
(together with all amendments, modifications, supplements, and exhibits thereto).
"Pledged Assets" means the Pledged Membership Interest and from and after the sale of the Scottsdale Property, if applicable, the Pledged Note. "Pledged Membership Interest" means (a) all of Borrower's present and future right, title and interest in its membership and ownership interest in the Company, (b) Borrower's general intangibles arising out of or related to Borrower's ownership interests in the Company, (c) the rights, powers, and obligations associated with Borrower's ownership interest in the Company under the Operating Agreement or otherwise, (d) profits, dividends, distributions, and all other rights to payment of Borrower arising out of or related to Borrower's ownership interest in the Company, whether in cash, in kind, or in any other form, and during its continuance and upon its dissolution, and (e) all of the proceeds of the foregoing in every form, including without limitation, cash, accounts, general intangibles, instruments, investment property and financial assets.
"Pledged Note" means (a) all of Borrower's present and future right, title and interest, if any, in any promissory note made by the purchaser of the Scottsdale Property and payable to the order of Borrower, the possession of which note shall be delivered to U.S. Bank in the event of the receipt thereof by Borrower, as well as all amendments, replacements and renewals thereof, (b) Borrower's general intangibles arising out of or related to such promissory note, (c) the rights, powers, and obligations associated with Borrower's ownership interest such promissory note, (d) profits, dividends, distributions, and all other rights to payment of Borrower arising out of or related to Borrower's ownership interest in such promissory note, whether in cash, in kind, or in any other form, and (e) all of the proceeds of the foregoing in every form, including without limitation, cash, accounts, general intangibles, instruments, investment property and financial assets.
"Secured Obligations" means (a) all past, present and future indebtedness and obligations of Borrower to U.S. Bank now existing or hereafter created under the Credit Agreement or the other Loan Documents, including any refinancings, renewals or extensions of, or substitutions thereof; (b) all liabilities and obligations of Borrower hereunder; (c) all costs, expenses and liabilities, including, without limitation, reasonable attorneys' fees, which may be incurred or advances which may be made by U.S. Bank in any way in connection with any of the obligations of Borrower and any security therefor.
1.2     Incorporation  of  Recitals  and  Exhibits
     The foregoing recitals are incorporated into this Agreement by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms of which are made a part hereof for all purposes.
2.     PLEDGE  AND  CREATION  OF  SECURITY  INTEREST
2.1     Pledge  and  Grant  of  Security  Interest
     As security for the full, prompt and complete payment and performance by Borrower of each of the Secured Obligations, Borrower hereby pledges, assigns, hypothecates, transfers and delivers to U.S. Bank the Pledged Assets or so much thereof as may from time to time be held by Borrower, it being understood and agreed that as of the date hereof the sale of the Scottsdale Property has not occurred and accordingly Borrower is not the holder of the Pledged Note, but that it is the intent of the parties that if, and upon the sale of the Scottsdale Property by Borrower and the delivery of the Pledged Note to Borrower, the same shall be included in the Pledged Assets without the need for further action or execution of further documents by Borrower or by U.S. Bank. Borrower further grants to U.S. Bank a security interest under the Uniform Commercial Code of the state of Washington, as amended, in and to the Pledged Assets.
2.2     Voting  Rights
     Unless and until an Event of Default shall have occurred, Borrower shall be permitted to exercise all voting, corporate, consensual and other rights with respect to the Pledged Membership Interest, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in U.S. Bank's reasonable judgment, would impair the Pledged Membership Interest or which would be inconsistent with or result in any violation of any provision of this Agreement, or the other Loan Documents.
3.     REPRESENTATIONS  AND  WARRANTIES
     Borrower  hereby  represents  and  warrants  that:
3.1     No  Approvals
     No consent, license, permit, approval or authorization of, or filing with, or notice or report to, or registration, filing or declaration with, any Person (including, without limitation, any governmental authority or creditors of Borrower), by Borrower is required in connection with the execution, delivery, performance, validity or enforceability by or against Borrower of this Agreement other than those consents, licenses, permits, approvals, authorizations, filings, registrations or declarations which have been received or made by Borrower prior to the execution of this Agreement.
3.2     Enforceability
     This Agreement has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by creditors rights laws and general principles of equity.
3.3     Other  Agreements
     The execution, delivery and performance of this Agreement do not and will not violate any requirement of law or any contractual obligation applicable to or binding upon Borrower.
3.4     Litigation
     No litigation, arbitration, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of Borrower, threatened with respect to this Agreement or any of the transactions contemplated hereby.
3.5     Ownership;  Title
     (a) Borrower is the record, legal and beneficial owner of, and has good and marketable title to, the Pledged Membership Interest and if and upon a closing of the sale of the Scottsdale Property will be the record, legal and beneficial owner of, and will have good and marketable title to the Pledged Note. As of the date of this Agreement, Borrower holds 29.5 percent of the membership interests of the Company.
(b) Borrower will, at its own expense, defend U.S. Bank's right, title and security interest in and to the Pledged Assets or so much thereof as may from time to time be pledged to U.S. Bank in accordance with the terms hereof against the claims of any Person.
3.6     No  Encumbrances
     Borrower represents that all of the Pledged Assets are, or as of the date on which Borrower acquires title thereto, in the case of the Pledged Note, will be, owned by the Borrower free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder.
3.7     First  Priority  Lien
     The lien against the Pledged Assets granted pursuant to this Agreement constitutes, or upon and at the time of Borrower's acquisition of title thereto, in the case of the Pledged Note, will constitute, a valid, perfected first priority lien on the Pledged Assets, enforceable as such against all creditors of the Borrower and any Persons purporting to purchase any of the Pledged Assets from Borrower.
3.8     Investment  Company
     Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).
3.9     Continuing  Representations
     Borrower agrees that the foregoing representations and warranties shall be deemed to have been made by Borrower on the date of each borrowing by Borrower from U.S. Bank on and as of such date as though made hereunder on and as of such date.
4.     COVENANTS
     Borrower covenants and agrees with U.S. Bank that, from and after the date of this Agreement until the Secured Obligations are paid in full:
4.1     Endorsement  and  Delivery
     (a) In the event of the sale of the Scottsdale Property and the delivery to Borrower of the Pledged Note, Borrower shall deliver physical possession of the original Pledged Note to U.S. Bank, endorsed as follows: "Pay to the order of U.S. Bank National Association."
(b) In the event that there are issued to Borrower any certificates evidencing any of the Pledged Membership Interest, Borrower shall immediately deliver physical possession of such certificates to U.S. Bank so that U.S. Bank's security interest may be properly perfected by possession, and shall deliver with each such certificate an executed assignment separate from certificate in a form designated by U.S. Bank.
4.2     No  Other  Liens
     Borrower will not create or permit the existence of any lien or security interest other than that hereby created on the Pledged Assets without the written consent of U.S. Bank.
4.3     Duty  With  Respect  to  Payments;  Distributions
     (a) If Borrower shall, as a result of Borrower's ownership of the Pledged Membership Interest, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Pledged Membership Interest, or otherwise in respect thereof, Borrower shall accept the same as U.S. Bank's agent, hold the same in trust for U.S. Bank and deliver the same forthwith to U.S. Bank in the exact form received, duly endorsed by Borrower to U.S. Bank, if required, together with an undated stock power covering such certificate duly executed in blank and with, if U.S. Bank so requests, signature guaranteed, to be held by U.S. Bank hereunder as collateral security for the Secured Obligations. Any sums paid upon or in respect of any of the Pledged Membership Interest upon the liquidation or dissolution of the Company shall be paid over to U.S. Bank to be held by it hereunder as collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Membership Interest or any property shall be distributed upon or with respect to the Pledged Membership Interest pursuant to the recapitalization or reclassification of the capital of the Company or pursuant to the reorganization thereof, the property so distributed shall be delivered to U.S. Bank to be held by it, subject to the terms hereof, as collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Membership Interest shall be received by Borrower, Borrower shall, until such money or property is paid or delivered to U.S. Bank, hold such money or property in trust for U.S. Bank, segregated from other funds of Borrower, as collateral security for the Secured Obligations. Notwithstanding the foregoing, prior to the occurrence and continuance of an Event of Default, Borrower shall be entitled to receive and retain any distributions made to the members of the Company in the ordinary course of its business.
4.4     Sale  or  Encumbrance
     Without the prior written consent of U.S. Bank, Borrower will not (a) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Assets, or (b) create, incur or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Assets, or any interest therein, except for the lien provided for by this Agreement. Borrower will defend the right, title and interest of U.S. Bank in and to the Pledged Assets against the claims and demands of all Persons whomsoever other than Persons making a claim as a result of the acts or omissions of U.S. Bank.
4.5     Further  Assurances
     At any time and from time to time, upon the written request of U.S. Bank, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as U.S. Bank may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If, in addition to the Pledged Note, any amount payable under or in connection with the Pledged Assets shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to U.S. Bank duly endorsed in a manner satisfactory to U.S. Bank to be held as collateral pursuant to this Agreement.
4.6     Indemnification
     Borrower agrees to pay, and to save U.S. Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (except for the tax imposed on the overall net income of U.S. Bank) which may be payable or determined to be payable with respect to any of the Pledged Assets or in connection with any of the transactions contemplated by this Agreement.
4.7     Private  Sale
     Borrower recognizes that U.S. Bank may be unable to effect a public sale of any or all of the Pledged Assets, and may be compelled to resort to one or more private sales thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to U.S. Bank than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner merely because it was a private sale.
5.     RIGHTS  AND  REMEDIES
5.1     Remedies
     Upon the occurrence and during the continuance of an Event of Default, U.S. Bank may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code of the state of Washington. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, U.S. Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by the Credit Agreement, any of the other Loan Documents or by law or referred to below) to or upon Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Assets, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Pledged Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange broker's board or at U.S. Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. U.S. Bank shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of the Pledged Assets so sold, free and clear of any right or equity of redemption in Borrower, which right or equity is hereby waived or released to the extent not prohibited by law. U.S. Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Assets or in any way relating to the Pledged Assets or the rights of U.S. Bank hereunder, including, without limitation, reasonable attorneys' fees and disbursements to the payment in whole or in part of the Secured Obligations in such order as U.S. Bank may elect, and only after such application and after the payment by U.S. Bank of any other amount required by any provision of law, need U.S. Bank account for the surplus, if any, to Borrower.
5.2     Rights  re  Pledge  Assets
     If an Event of Default shall occur: (a) U.S. Bank shall have the right to receive any and all cash including cash dividends paid in respect of the Pledged Assets and make application thereof to the Secured Obligations in such order as it may determine and, subject to the provisions of Section 16.2 of the Operating Agreement as in effect as of the date of this Agreement, (b) if and to the extent not previously done, the Pledged Assets shall be registered in the name of U.S. Bank or its nominee, and U.S. Bank or its nominee may thereafter exercise (i) all voting, corporate, consensual and other rights pertaining to the Pledged Assets and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Assets as if it were the absolute owner thereof (including, without limitation, in the case of the Pledged Membership Interest, the right to exchange at its discretion any and all of the Pledged Membership Interest upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by Borrower or U.S. Bank of any right, privilege or option pertaining to such Pledged Assets, and in connection therewith, the right to deposit and deliver any and all of the Pledged Membership Interest with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but U.S. Bank shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing absent gross negligence or willful misconduct.
5.3     Right  to  Proceed  Against  Pledged  Assets
     The rights of U.S. Bank hereunder shall not be conditioned or contingent upon the pursuit by U.S. Bank of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any other collateral therefor, guarantee thereof or right of offset with respect thereto. Absent gross negligence or willful misconduct, U.S. Bank shall not be liable for any failure to demand, collect or realize upon all or any part of the Pledged Assets or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Pledged Assets upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Pledged Assets or any part thereof except that U.S. Bank shall be required to exercise reasonable care with respect to the safe keeping of collateral in its possession.
5.4     Notice  of  Sale,  Etc.
     To the extent permitted by applicable law and absent gross negligence or willful misconduct, Borrower waives all claims, damages and demands it may acquire against U.S. Bank arising out of the exercise by U.S. Bank of any of its rights hereunder. If any notice of a proposed sale or other disposition of Pledged Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least ten business days before such sale or other disposition. To the extent not prohibited by applicable law, Borrower further waives and agrees not to assert any rights or privileges which it may acquire under applicable law.
6.     GENERAL  PROVISIONS
6.1     Limitation  on  Duties  Regarding  Pledged  Assets
     U.S. Bank's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Assets in its possession, shall be to deal with such Pledged Assets in the same manner as the U.S. Bank deals with similar securities and property for its own account. Absent gross negligence or willful misconduct, neither U.S. Bank nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Assets upon the request of Borrower or otherwise.
6.2     Waivers  by  Borrower
     Except for notices specifically required by the Credit Agreement or the other Loan Documents, including this Agreement, Borrower hereby (a) waives notice of any advances made by U.S. Bank or pursuant to any extension, renewal or modification thereof; (b) waives, with respect to the Secured Obligations, grace, demand, presentment, notice of dishonor and protest; (c) agrees that U.S. Bank, before proceeding against Borrower under this Agreement, shall not be bound to exhaust its recourse or take any action against any person or entity, or to proceed against any collateral or against any particular collateral, but U.S. Bank may make such demands and take such actions as it deems advisable; (d) agrees that U.S. Bank, without affecting the liability of Borrower under this Agreement, may with or without notice or consideration release any Person or entity liable for the Secured Obligations or any collateral for the Secured Obligations; and (e) waives, with respect to the Secured Obligations, any defense based upon any change in the name, location, composition or structure of Borrower, or any change in the type of business conducted by Borrower, or any other change in the identity of legal status of Borrower.
6.3     Expenses  Incurred  by  U.S.  Bank
     U.S. Bank is not required to, but may at its option, pay any tax or other charge or expense payable by Borrower and any filing or recording fees, if the same are not paid by Borrower when due or within any applicable grace or cure period, and any amounts so paid shall be repayable by Borrower upon demand. Borrower will also repay upon demand all of U.S. Bank's reasonable expenses incurred in collecting, conserving or protecting the Pledged Assets. All such sums shall bear interest at the default rate as provided in the Credit Agreement from the date of U.S. Bank's payment until Borrower's repayment. All such sums and interest thereon shall be secured by the security interest granted herein. The rights granted by this Section 6.3 are not a waiver of any other rights of U.S. Bank arising from breach of any of Borrower's covenants.
6.4     Nonwaivers
     This Agreement shall not be qualified or supplemented by course of dealing. No waiver, modification, termination or discharge by U.S. Bank of any of the terms or conditions hereof shall be effective unless in writing signed by U.S.
Bank. No waiver or indulgence by U.S. Bank as to any required performance by Borrower shall constitute a waiver as to any subsequent required performance or other obligations of Borrower hereunder.
6.5     Attorneys'  Fees,  Costs
     Borrower agrees to pay to U.S. Bank any and all costs and expenses, including reasonable attorneys' fees, incurred by U.S. Bank in protecting or enforcing its rights under the terms of this Agreement, including challenges or claims by Borrower or any other person, whether or not a lawsuit is commenced except to the extent the same arise from or assert gross negligence or willful misconduct by U.S. Bank. Attorneys' fees shall include services rendered at arbitration, trial and any appeal therefrom as well as services rendered subsequent to judgment and obtaining execution thereon and in any bankruptcy proceeding of Borrower. If paid by U.S. Bank, the fees, costs and expenses shall bear interest at the then applicable rate as provided in the Credit Agreement from the date paid by U.S. Bank until paid in full by Borrower. Payment of costs and expenses, including attorneys' fees, shall be secured by the security interest herein granted.
6.6     Sale  and  Assignment  by  U.S.  Bank
     U.S. Bank may assign or transfer the whole or any part of the Secured Obligations, and may transfer therewith as collateral security the whole or any part of the Pledged Assets; and all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee and shall bind the heirs, executors, administrators, successors or assigns of the parties hereto.
6.7     Governing  Law
     This Agreement and the Secured Obligations are subject to the laws of the State of Washington and are to be construed in accordance therewith.
6.8     Consent  to  Jurisdiction,  Service  and  Venue
     For the purpose of performance of the obligations under or otherwise in connection herewith, Borrower hereby consents to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state, including, but not limited to, the Superior Court of Washington for King County and the United States District Court for the Western District of Washington. Borrower hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against U.S. Bank in any court outside King County, Washington. The provisions of this section do not limit or otherwise affect the right of U.S. Bank to institute and conduct action in any other appropriate manner, jurisdiction or court.
6.9     Jury  Waiver
     EACH OF BORROWER AND U.S. BANK HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM ARISING OUT OF THE CREDIT AGREEMENT, THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS, WHETHER NOW OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND EACH HEREBY CONSENTS AND AGREES THAT ANY SUCH CLAIM SHALL BE DECIDED BY TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL
COUNTERPART OR COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER AND AGREEMENT CONTAINED HEREIN.
6.10     Powers  Coupled  with  an  Interest
     All authorizations and agencies herein contained with respect to the Pledged Assets are irrevocable and powers coupled with an interest.
6.11     Severability
     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.12     Irrevocable  Authorization  and  Instruction  to  Company
     Borrower hereby authorizes and instructs the Company and the maker of the Pledged Noted, if applicable, to comply with any instruction received by it from U.S. Bank in writing that (a) states that all or any portion of the Secured Obligations has been declared or has become due and payable in accordance with the terms of the Credit Agreement and remains unpaid and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Borrower, and Borrower agrees that the Company shall be fully protected in so complying.
6.14     Notices
     All notices, consents, demands, approvals and communications hereunder shall be deemed to have been duly given, made or served, if given, made or served pursuant to and in accordance with Section 9.1 of the Credit Agreement and shall be deemed received upon actual receipt or refusal of receipt thereof as set forth in Section 9.1 of the Credit Agreement.
6.15     Entire  Agreement
     This Agreement, together with the Credit Agreement and the other Loan Documents, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied oral or written, with respect thereto, except as contained or referred to herein. This Agreement may not be amended, orally, but only by an instrument in writing signed by the parties hereto.
6.16     Counterparts
     This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.
     NOTICE: THIS AGREEMENT RESULTS IN YOUR WAIVER OF CERTAIN LEGAL RIGHTS AND DEFENSES, INCLUDING ANY DEFENSE BASED ON U.S. BANK'S ELECTION OF REMEDIES. IT IS RECOMMENDED THAT YOU CONSULT YOUR OWN ATTORNEY BEFORE ENTERING INTO THIS AGREEMENT.

                                          EMERITUS  CORPORATION


                                          By     /s/  Willam  M.  Shorten
                                                 -------------------------------
                                          Name:  William  M.  Shorten
                                                 ------------------------------
                                          Title: Director of Real Estate Finance
                                                 -------------------------------

                                          U.S.  BANK  NATIONAL  ASSOCIATION


                                          By     /s/  Ken  Refvem
                                                 -------------------------------
                                          Name:  Ken  Refvem
                                                 -------------------------------
                                          Title: Vice  President
                                                 -------------------------------

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